UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2008
CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)
Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)
(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 30, 2008, CRM Holdings, Ltd. (the “Company”) received a letter from the New York State Workers’ Compensation Board (the “WCB”) indicating its intention to initiate legal proceedings against the Company on behalf of eight self-insured groups previously administered by Compensation Risk Mangers, LLC (“CRM”) as it relates to CRM’s actions while acting as the administrator and broker of record for the eight self-insured groups. The WCB has indicated that it is investigating CRM’s administration of the self-insured groups, and upon information and belief, it is alleging that CRM breached certain duties to the self-insured groups and engaged in certain self-dealing and deceptive practices. In response to this letter, CRM filed an action on October 3, 2008 in the New York State Supreme Court, Dutchess County against the WCB and the eight self-insured groups, namely the Healthcare Industry Trust of New York, Elite Contractors Trust of New York, Wholesale and Retail Workers’ Compensation Trust of New York, Trade Industry Workers Compensation Trust for Manufacturers, Real Estate Management Trust of New York, Public Entity Trust of New York and the New York State Association of Cemeteries Trust. Through this action, CRM is seeking a declaratory judgment that CRM did not breach duties to the eight self-insured groups and did not engage in any self-dealing or deceptive practices and that the WCB lacks the legal authority to pursue claims against CRM on behalf of the self-insured groups. CRM is not currently seeking any monetary damages from the eight self-insured groups, their respective boards of trustees or the WCB. CRM intends to vigorously prosecute this declaratory judgment lawsuit and to defend any claims asserted by the WCB. The matters, or groups of related matters, if decided adversely to or settled by CRM, individually or in the aggregate, may result in liability material to the Company’s financial condition or results of operations.
This Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. All forward-looking statements involve risks and uncertainties. Although the Company believes that its plans, intentions and expectations are reasonable, the Company may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this document. Such risks and uncertainties are discussed in the company’s Form 10-K for the year ended December 31, 2007, and in other documents filed by the Company with the Securities and Exchange Commission. These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd. (Registrant)
October 3, 2008	/s/ Louis J. Viglotti
Louis J. Viglotti
General Counsel & Secretary